Exhibit 5.1

May 22, 2015

China Automotive Systems, Inc.
No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China

Re:	China Automotive Systems, Inc. Registration Statement on Form S-3 for Primary Sale of Shares of Common Stock by the Company and Resale of Shares of Common Stock by the Selling Shareholders with an aggregate public offering price of up to US$200,000,000

Ladies and Gentlemen:

We have acted as special counsel to China Automotive Systems, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company, as applicable:

(i)	shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”);

(ii)	shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”);

(iii)	debt securities, in one or more series (the “Debt Securities”), which will be issued under a form of Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”) to be entered into by and among the Company and a trustee (the “Trustee”);

(iv)	warrants to purchase the Common Stock, the Preferred Stock and the Debt Securities (the “Warrants”);

(v)	rights to purchase the Common Stock, the Preferred Stock, the Debt Securities or other securities (the “Rights”); and

(vi)	units in one more series, consisting of Common Stock, Preferred Stock, Debt Securities, Warrants and/or Rights, in any combination (the “Units” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Rights, the “Securities”).

The aggregate initial offering price of the Securities sold under this prospectus will not exceed $150,000,000 (the “Company Offering”). In addition, the selling shareholders are offering up to 5,000,000 shares of common stock for resale (the “Selling Shareholder Shares”), as set forth in the Registration Statement.

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities and the Selling Shareholder Shares while the Registration Statement is in effect. The Registration Statement further provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, as amended and in effect on the date hereof (“Certificate of Incorporation”), (ii) the bylaws of the Company, as in effect on the date hereof (the “Bylaws” and together with the Certificate of Incorporation, the “Organizational Documents”), (iii) the Registration Statement and (iv) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Shares. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Company will remain validly existing and in good standing under the laws of the state of Delaware. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture under which Debt Securities are issued having been validly executed and delivered by the Company and the other parties thereto, (iii) the applicable Trustee being qualified under the Trust Indenture Act of 1939, as amended, (iv) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby, (v) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities and (vi) all Selling Shareholder Shares being issued and sold in the manner stated in the Registration Statement and any applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Shares, we are of the opinion that:

1.	With respect to the Common Stock, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the Common Stock and (ii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Common Stock will be validly issued, fully paid and non-assessable.

2.	With respect to any series of Preferred Stock, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the Organizational Documents and (iii) the Company has received the consideration therefor, the Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to the Debt Securities, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and delivered by the Company and the Debt Securities have been authenticated by the applicable Trustee in accordance with the applicable Indenture and (v) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.	With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (iv) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.	With respect to the Rights, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Rights, (ii) the rights agreement relating to the Rights has been duly authorized, executed and delivered, (iii) the certificates representing the Rights have been executed, countersigned and delivered in accordance with the applicable rights agreement against payment therefor and (iv) the Company has received the consideration therefor, the Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.	With respect to the Units, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (ii) the purchase agreement relating to the Stock Purchase Units has been duly authorized, executed and delivered, (iii) the Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.	With respect to the Selling Shareholder Shares, the Selling Shareholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP